Exhibit 99.1

FOR IMMEDIATE RELEASE

Oplink Communications Closes Purchase of Majority Interest in Optical Communication Products, Inc. and Reaches Agreement in Principle Regarding Acquisition of Remaining Shares

FREMONT, Calif. & WOODLAND HILLS, Calif.--(BUSINESS WIRE)--Oplink Communications, Inc. (Nasdaq: OPLK - News; "Oplink") today announced it has closed its previously announced transaction with The Furukawa Electric Co., Ltd. ("Furukawa") to acquire Furukawa's 58.1% stake in Optical Communication Products, Inc. (Nasdaq: OCPI - News; "OCP") for $1.50 per share, payable in cash and stock of Oplink. Separately, Oplink and the Special Committee of OCP's Board of Directors announced that they have reached an agreement in principle whereby Oplink would acquire the remaining 41.9% of OCP common stock not owned by Oplink for $1.65 per share in cash.

Completion of the acquisition of the remaining shares of OCP is subject to the execution of a definitive merger agreement, the affirmative vote of two-thirds of the outstanding OCP shares not owned by Oplink, and customary closing conditions. This transaction is expected to be completed by the end of the third quarter of calendar 2007.

Additional details on the proposed transaction will be forthcoming in filings with the Securities and Exchange Commission following the execution of a definitive merger agreement.

About Oplink Communications, Inc.

Incorporated in 1995, Oplink is a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components and subsystems. The Company offers advanced and cost-effective optical-electrical components and subsystem manufacturing through its facilities in Zhuhai and Shanghai, China. In addition, Oplink maintains a full complement of optical-centric front-end design, application, and customer service functions at its headquarters in Fremont, California. The Company's customers include telecommunications, data communications and cable TV equipment manufacturers around the globe. Oplink is committed to providing fully customized, photonic foundry services incorporating its subsystems manufacturing capabilities. To learn more about Oplink, visit its web site at: http://www.oplink.com/.

About Optical Communication Products, Inc.

Founded in 1991, OCP designs, manufactures and sells a comprehensive line of fiber optic components for metropolitan, local area and fiber-to-the-home networks. Its global speed-to-market strategy calls for increased international market penetration, fast-paced product development and flexible, turnkey manufacturing capacity. The Company's product lines include optical transceivers, transmitters and receivers. For more information, visit OCP's web site at www.OCP-inc.com or Investor Digest at www.globalprovince.com/ocpiindex.htm.

Oplink's Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements, including without limitation the statements regarding the expected timing of the closing of Oplink's acquisition of the remaining shares of OCP, which involve risks and uncertainties that may cause results to differ substantially from expectations. These risks include, but are not limited to, the risk that the acquisition of the remaining shares of OCP will not be consummated, which would limit Oplink's ability to integrate the businesses of Oplink and OCP and realize anticipated synergies, the risk that even if the acquisition is consummated, Oplink may not realize the anticipated benefits of the acquisition, the risk that the transaction will not be well received by customers, employees, investors or other constituents, and other risks detailed from time to time in Oplink's periodic reports filed with the Securities and Exchange Commission, including the Company's latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

OCP's Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements include those detailed under "Risk Factors" and elsewhere in filings with the Securities and Exchange Commission made from time to time by OCP, including its periodic filings on Forms 10-K, 10-Q and 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include (A) factors relating to the Company and the fiber optic communications industry, such as (i) the risk that our customers are unable to reduce their inventory levels in the near-term and (ii) the risk that we are unable to diversify and increase our customer base; (B) factors relating to the acquisition of OCP Asia, such as (i) the possibility that the anticipated benefits from the acquisition cannot be fully realized, (ii) our ability to successfully integrate the operations of OCP Asia with those of OCP, and the possibility that costs or difficulties related to the integration will be greater than expected, (iii) our ability to implement future business and acquisition strategies, and (iv) our ability to retain personnel of OCP Asia; © factors relating to our manufacturing contract with SAE Magnetics, such as the possibility that the expected benefits from that contract will not be fully realized or will be delayed; (D) factors relating to doing business in Taiwan and The People's Republic of China, such as, but not limited to (i) risks relating to political and diplomatic issues between Taiwan and The People's Republic of China, (ii) difficulty of managing global operations, including staffing and managing foreign operations, (iii) differing labor regulations, and (iv) foreign currency risk; (E) factors relating to Furukawa's sale of its shares of OCP capital stock; and (F) factors relating to Oplink's proposal to acquire the publicly held shares of OCP capital stock. OCP undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

For Oplink Communications, Inc.:

The Blueshirt Group

Erica Abrams, (415) 217-5864

or

For Optical Communication Products, Inc.:

Sard Verbinnen & Co

Paul Kranhold or Ron Low, (415) 618-8750